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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated December 16, 2005, relating to the financial statements of Mueller Water Products, LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

  /s/ PricewaterhouseCoopers LLP
  Chicago, Illinois

  May 11, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM